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                             EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT made effective as of January 1, 2001, by and between SONIC FOUNDRY, INC., a Maryland corporation ("Sonic Foundry") and MONTY SCHMIDT, an adult resident of Wisconsin ("Employee").

     WHEREAS, Employee has been serving as President of Sonic Foundry for several years, including pursuant to an Employment Agreement that expired January 1, 2001 (the "Previous Agreement"); and

     WHEREAS, Sonic Foundry desires to continue to employ Employee, and Employee desires to continue to be employed by Sonic Foundry; and

     WHEREAS, Sonic Foundry and Employee desire to enter into a new employment agreement under substantially the same terms as the Previous Agreement and that will confirm and set forth the terms and conditions of Employee's continued employment with Sonic Foundry.

     NOW THEREFORE, in consideration of the premises to this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sonic Foundry and Employee agree as follows:

     1.  Continued Employment.  Sonic Foundry hereby continues to employ
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Employee, and Employee agrees to continue to work for Sonic Foundry under the following terms hereby agreed upon.

     2.  Title; Role.  Employee is hereby engaged to work in the executive
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capacity of President of Sonic Foundry, or any other capacity so designated by
Sonic Foundry, generally consistent with Employee's present duties and responsibilities.


     3.  Contract Term. Employee shall continue to work hereunder as of the date
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hereof and the employment shall continue, unless sooner terminated pursuant to the terms hereof, until January 1, 2005 (the "Initial Contract Term"). This Agreement shall automatically renew for successive 2 year terms, unless at least 60 days before the end of the Initial Contract Term or any renewal term (the Initial Contract Term and any renewal term, the "Contract Term") either party provides the other party written notice to terminate the Agreement.

     4.  Employee Obligation. Employee agrees that he shall devote sufficient
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skill, labor and attention to said employment during the Contract Term in order to promptly and faithfully do and perform all services pertaining to said position that are or may hereafter be required of him by Sonic Foundry during the Contract Term.

     5.  Consideration.  Sonic Foundry agrees as follows:
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         a.  Base Salary.  Sonic Foundry shall pay Employee a base salary at the
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         rate of $160,000 per year during each year of the Contract Term, payable bi-weekly. The Board of Directors of Sonic Foundry (or a duly constituted and empowered committee thereof) may further increase Employee's salary effective on each anniversary date of this Agreement, at its discretion. In addition, Employee may receive annual bonuses as may be declared by the Board of Directors of Sonic Foundry (or a duly constituted and empowered committee thereof).

         b. Other Benefits. Employee shall receive such other incidental
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         benefits of employment, such as insurance, retirement plan, ESOP participation, and vacation, as are provided generally to Sonic Foundry's other salaried employees on the same terms as are applicable to such other employees. For
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         purposes of such incidental benefits of employment which are based upon income, including but not limited to insurance, retirement plans and ESOP participation, income shall be deemed to include all amounts payable pursuant to Paragraph 5(a) hereof.

         c. Expenses. Employee shall also be reimbursed for all reasonable
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         business expenses incurred in connection with his employment.


         6.  Termination Events.  It is agreed that:
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         a.  General. This Agreement and the employment of Employee hereunder
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         shall terminate on the first to occur of:

             (i)   the expiration of the term specified in Paragraph 3 hereof;

             (ii) the death or Physical or Mental Disability of Employee as described in Paragraph 8 hereof;

             (iii) Employee's voluntary departure from employment;  or

             (iv) Employee's termination pursuant to Paragraphs (b) or (c) hereof.

         b.  By Board of Directors.  The Board of Directors of Sonic Foundry may
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         terminate or shall be deemed to have terminated the employment of
         Employee at any time:

             (i) "with cause" upon the conviction of Employee for a malfeasance (i.e. theft, embezzlement, fraud or a dishonest act) against Sonic Foundry; or

             (ii) "without cause" if they shall determine that it is in the best interests of Sonic Foundry to terminate this Agreement for any reason other than the reason described in subparagraph (i) of this Paragraph 6(b).

         c.  Due to Material Changes. If, whether prior to or subsequent to a
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"Change in Control", as hereinafter defined in Paragraph 6(g), Employee and
Sonic Foundry shall hereafter jointly determine:

             (i) that Employee's status or responsibilities with Sonic Foundry has or have been reduced, including but not limited to the assignment to Employee of any duties, positions, responsibilities or tasks inconsistent with those immediately prior to said reduction, or

             (ii) that Sonic Foundry has materially failed to perform its obligations hereunder, or


             (iii) that the financial prospects of Sonic Foundry have significantly declined to a level where the future operations of Sonic Foundry would be impaired,

             then Employee shall have the right to terminate his employment with
Sonic Foundry by written notice thereof.   In the event that Employee and Sonic
Foundry are unable to agree upon any determination pursuant to this Paragraph 6(c), an arbitrator, jointly selected by the parties, shall resolve the dispute. In the event the parties are unable to agree upon an arbitrator, the arbitrator shall be selected by two additional arbitrators, one of which shall be an arbitrator selected by Sonic Foundry and the other of which shall be an arbitrator selected by Employee.


         d. Voluntary (Pre Change in Control) or For Cause Termination Payments.
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In the event Employee's

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termination is for any reason set out in Paragraphs 6(a)(iii) above prior to a
Change in Control or Paragraphs 6(a)(i) or 6(b)(i) above at any time, Employee shall not be entitled to any termination payments or benefits other than salary and other accrued benefits earned up to the date of termination.

         e.  Death/Disability Payments (Pre Change in Control) Termination
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Payments. In the event Employee's termination is for any reason set out in
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Paragraph 6(a)(ii) above prior to a Change in Control, Employee shall be entitled to:

             (i) salary and other accrued benefits earned up to the last day of the month of the date of death or Date of Physical or Mental Disability (as defined in Paragraph 8 hereof); and

             (ii) a lump sum termination payment equal to the highest yearly salary and bonus paid to Employee pursuant to Paragraph 5(a) in any year during the 3 years immediately subsequent to the year in which the death or disability occurs, and, if termination is due to disability, Employee shall also be entitled to the medical, health and insurance-related benefits as set forth in Paragraph 5(b) hereof prior to and for one year following the date of disability.


         f.  Voluntary or Death/Disability (Post-Change in Control) or No Cause
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or Material Change Termination Payments. Upon a termination of Employee's
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employment for any reason set out in Paragraphs 6(a)(ii) or 6(a)(iii) subsequent to a Change in Control or upon a termination pursuant to the provisions of Paragraph 6(b)(ii) or Paragraph 6(c) above at any time, Employee shall be entitled to:

         (i) salary and other accrued benefits earned up to the last day of the month in which employment was terminated; and

         (ii) a lump sum termination payment equal to three (3) times the highest yearly salary and bonus paid to Employee pursuant to Paragraph 5(a) in any year during the last three (3) years immediately prior to termination. Employee shall also be entitled to the medical, health and insurance-related benefits as set forth in Paragraph 5(b) hereof prior to and for three years following the date of termination .

         g.  Change in Control. For purposes of determining whether a "Change in
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Control" has occurred, a "Change in Control" shall be defined as the occurrence at any time during the Contract Term of any of the following events:

         (i) A change in control of a nature that would have to be reported in Sonic Foundry's proxy statement, if Sonic Foundry were required to have filed proxy statements under the Securities Exchange Act of 1934 (the "Exchange 5 Act");

         (ii) Sonic Foundry is merged or consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of Sonic Foundry immediately prior to such merger, consolidation or reorganization;

         (iii) Sonic Foundry sells all or substantially all of its business and/or assets to any other corporation or other legal person, less than 75% of the outstanding voting securities or other capital interests of which are owned in the aggregate by the stockholders of Sonic Foundry, directly or indirectly, immediately prior to or after such sale;

         (iv) Any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange

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Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 25% or more of the issued and outstanding shares of voting securities of Sonic Foundry; or

         (v) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of Sonic Foundry cease for any reason to constitute at least a majority thereof unless the election, or the nomination or election by Sonic Foundry's stockholders, of each new director of Sonic Foundry was approved by a vote of at least two-thirds of such directors of Sonic Foundry then still in office who were directors of Sonic Foundry at the beginning of any such period.

         7.     Reserved.
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         8.     Disability Definition. As used herein, "Physical or Mental
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Disability" shall mean a serious illness, accident or any other physical or mental incapacity that prevents Employee from substantially performing his duties hereunder for a continuous period of twelve months. The last day of any such twelve (12) month period shall be Employee's "Date of Disability".

         9.     Termination Payments - Death. All payments to be made in the
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event of the death of Employee shall be made to the Employee's surviving spouse, or in the event the Employee dies without leaving a surviving spouse, then to such beneficiary as the Employee may designate in writing to Sonic Foundry for that purpose, or if Employee has not so designated, then to the personal representative of the estate of Employee. This Paragraph 9 shall not be deemed a limitation of Employee's benefits under any death or disability plan currently in effect.


         10.    Reimbursement of Certain Costs. If litigation is brought to
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enforce or interpret any provision contained in this Agreement, and if Employee prevails in such litigation, Sonic Foundry agrees to indemnify Employee for his reasonable attorneys' fees and disbursements incurred in such litigation, and hereby agrees to pay prejudgment interest on any money judgment obtained by Employee calculated at the prime rate of First National Bank of Chicago, in effect from time to time from the date that payment(s) to him should have been made under this Agreement; provided that Employee shall not have been found by the court to have acted in bad faith, which finding must be final with the time to appeal therefrom having expired and no appeal having been taken.


        11.     Sonic Foundry Successors. Sonic Foundry will require any
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successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Sonic Foundry, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Sonic Foundry would be required to perform it if no such succession had taken place. As used in this paragraph, Sonic Foundry shall mean Sonic Foundry, Inc. and any successor to its business and/or assets as aforesaid which executed and delivers the agreement provided for this Paragraph 11, or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.


         12.    Non-Competition. Employee acknowledges that if he were to
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compete with Sonic Foundry in the audio and/or video software development business, it could cause serious harm to Sonic Foundry. During the Contract Term and if this Agreement is terminated for any reason except pursuant to Paragraph 6(b)(ii) Employee agrees that he will not own, operate, manage or control, be employed by, whether as an employee or consultant, any entity or person engaged in the business of developing marketing and/or distributing audio and/or video editing and/or creating software within the continental United States for a period of one (1) year from the time of Employee's termination of employment. This covenant shall survive the termination of this Agreement and shall apply to any renewal or extension of employment. Employee has carefully

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considered his obligations as stated herein and agrees that the restrictions contained herein are fair and reasonable and are reasonably required for the protection of Sonic Foundry.

         13.    Injunctive Relief; Choice of Forum and Jurisdiction. Employee
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understands that a breach of this Agreement will result in irreparable or immeasurable damage to Sonic Foundry and that Sonic Foundry is authorized to seek injunctive relief against Employee. Employee also consents to the exclusive jurisdiction of the Dane County Circuit Courts or the Federal District Court for the Western District of Wisconsin, both located in Madison, Wisconsin, as the appropriate forums for resolution of any dispute arising from this Agreement, including issuance of an injunction. Employee understands that this provision regarding the issuance of an injunction does not limit any remedies at law or equity otherwise available to Sonic Foundry.

         14.    Entire Agreement. No oral arrangements have been made between
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the parties hereto and this Agreement may be amended only in writing signed by both parties. This is the entire Agreement among the parties regarding the subject matter hereof.

         15.    Successors; Assigns. The rights and obligations of Sonic Foundry
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under this Agreement shall inure to the benefit of and shall be binding upon, the successors and assigns of Sonic Foundry. Employee may not assign his obligations under this Agreement.


         15.    Severability. If any provision of this Agreement shall be
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declared invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected thereby and shall continue in full force and effect.


       16.      Controlling Law. This Agreement shall be construed in accordance
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with the internal laws of the State of Wisconsin.


IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

EMPLOYEE                                SONIC FOUNDRY, INC.

____________________________            By: _________________________
Monty Schmidt                           Title: ______________________

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